Exhibit 99.1

               ResCare Reports Second Quarter Results;
     Company Increases 2006 Guidance to a Range of $1.22 to $1.26

    LOUISVILLE, Ky.--(BUSINESS WIRE)--Aug. 3, 2006--ResCare, Inc. (NASDAQ:RSCR), the nation's leading provider of residential, training, therapeutic, educational and support services for people with disabilities and special needs, today announced results for the second quarter and six months ended June 30, 2006.
    Ralph Gronefeld, ResCare president and chief executive officer, said, "We are very pleased with our performance in the second quarter of 2006, delivering yet another quarter of strong revenue and earnings growth. The integration of our recently acquired Workforce Services Group continues to progress, as well as the more recent acquisitions in the second quarter. We continue to exercise fiscal and operational discipline as we take advantage of appropriate acquisition opportunities that meet our criteria."
    "We are also very pleased to have amended our senior credit facility, which has provided more financial flexibility going forward, while also lowering our borrowing costs."

    Second Quarter 2006 Financial Highlights

    Revenues for the second quarter of 2006 increased 24% over the prior year period to a record $328.6 million. Income from continuing operations was $10.0 million, up 25% from $8.0 million in the second quarter of 2005. Diluted earnings per common share from continuing operations were $0.30, an increase of 20% over the prior year's $0.25. EBITDA for the second quarter of 2006 was $25.1 million versus $19.9 million in the prior year, a 26% increase.

    2006 Guidance Regarding Continuing Operations

    The Company also increased its 2006 guidance for diluted earnings per common share from continuing operations to a range of $1.22 to $1.26, from a previous range of $1.20 to $1.24. The increase reflects the Company's performance in the first half of 2006 and the impact of acquisitions completed to date and future tuck-in acquisitions. This guidance continues to include our assumption that the Work Opportunity Tax Credit will be reinstated. All other previously disclosed assumptions remained the same.
    In conclusion, Mr. Gronefeld said, "I am very pleased to report these results in my first quarter as president and chief executive officer. I continue to be proud of the sacrifice and dedication of our employees. Their efforts, on behalf of the people we support, drive our success."
    A listen-only simulcast and replay of ResCare's second quarter conference call will be available on-line at www.rescare.com and www.earnings.com on August 4, 2006, beginning at 9:00 a.m. Eastern Time.
    ResCare, founded in 1974 and based in Louisville, Kentucky, provides services in 36 states, Washington, D.C., Puerto Rico and Canada. ResCare's services include residential, therapeutic, job training and educational supports to people with developmental or other disabilities; education and training to young people in the Job Corps program; one-stop employment and training services for people experiencing barriers to employment; and supports to older people in their homes. More information is available at www.rescare.com.

    From time to time, ResCare makes forward-looking statements in its public disclosures, including statements relating to expected financial results, revenues that might be expected from new or acquired programs and facilities, its development and acquisition activities, reimbursement under federal and state programs, financing plans, compliance with debt covenants and other risk factors, and various trends favoring downsizing, de-institutionalization and privatization of government programs. In our filings under the federal securities laws, including our annual, periodic and current reports, we identify important factors that could cause our actual results to differ materially from those anticipated in forward-looking statements. Please refer to the discussion of those factors in our filed reports.


                             RESCARE, INC.
                    Unaudited Financial Highlights
                            (In thousands)

                               Three Months Ended   Six Months Ended
                                    June 30,            June 30,
                               ------------------  ------------------
                                 2006      2005      2006      2005
                               --------  --------  --------  --------
Income Statement Data:
Revenues                       $328,588  $265,734  $647,513  $520,225
Facility and program expenses   293,922   237,476   579,210   466,305
                               --------  --------  --------  --------
   Facility and
    program contribution         34,666    28,258    68,303    53,920
Corporate general
 and administrative              13,826    11,635    27,578    22,565
                               --------  --------  --------  --------
 Operating income                20,840    16,623    40,725    31,355
Interest expense, net             4,363     4,491     8,663     9,057
                               --------  --------  --------  --------
 Income from continuing
  operations before
  income taxes                   16,477    12,132    32,062    22,298
Income tax expense                6,509     4,126    12,665     7,582
                               --------  --------  --------  --------
 Income from
  continuing operations           9,968     8,006    19,397    14,716
Loss from discontinued
 operations, net of taxes           (95)     (680)   (2,310)   (1,719)
                               --------  --------  --------  --------

Net income                        9,873     7,326    17,087    12,997
Net income attributable to
 preferred shareholders           1,465     1,130     2,554     2,012
                               --------  --------  --------  --------
Net income attributable to
 common shareholders             $8,408    $6,196   $14,533   $10,985
                               ========  ========  ========  ========

Basic earnings per
 common share:
  From continuing operations      $0.30     $0.26     $0.60     $0.47
  From discontinued operations    (0.00)    (0.02)    (0.07)    (0.05)
                               --------  --------  --------  --------
   Basic earnings per
    common share                  $0.30     $0.24     $0.53     $0.42
                               ========  ========  ========  ========

Diluted earnings per
 common share:
  From continuing operations      $0.30     $0.25     $0.59     $0.46
  From discontinued operations    (0.00)    (0.02)    (0.07)    (0.05)
                               --------  --------  --------  --------
   Diluted earnings per
    common share                  $0.30     $0.23     $0.52     $0.41
                               ========  ========  ========  ========

Weighted average number of
 common shares:
  Basic                          27,613    26,360    27,373    26,254
  Diluted                        28,108    26,971    27,934    26,940

EBITDA (1)                      $25,116   $19,928   $48,940   $37,991

(1) EBITDA is defined as income from continuing operations before depreciation and amortization, net interest expense and income taxes. EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States of America. The items excluded from EBITDA are significant components in understanding and assessing financial performance. Management routinely calculates and communicates EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within our industry to evaluate performance, measure leverage capacity and debt service ability, and to estimate current or prospective enterprise value. EBITDA is also used in measurements under certain covenants contained in our credit agreement. The following table sets forth a reconciliation of income from continuing operations to EBITDA.


                             RESCARE, INC.
              Unaudited Financial Highlights (continued)
                            (In thousands)

                               Three Months Ended   Six Months Ended
                                    June 30,            June 30,
                               ------------------  ------------------
                                 2006      2005      2006      2005
                               --------  --------  --------  --------
Reconciliation of Income from
 Continuing Operations to EBITDA:
Income from
 continuing operations           $9,968    $8,006   $19,397   $14,716
Add: Interest, net                4,363     4,491     8,663     9,057
     Depreciation and
      amortization                4,276     3,305     8,215     6,636
     Income tax expense           6,509     4,126    12,665     7,582
                               --------  --------  --------  --------
EBITDA                          $25,116   $19,928   $48,940   $37,991
                               ========  ========  ========  ========

                               Three Months Ended   Six Months Ended
                                    June 30,            June 30,
                               --------------------------------------
                                 2006      2005      2006      2005
                               --------  --------  --------  --------
Computation of Basic and Diluted
 Earnings Per Common Share:
Income from
 continuing operations           $9,968    $8,006   $19,397   $14,716
  Attributable to
   preferred shareholders         1,479     1,235     2,899     2,278
                               --------  --------  --------  --------
  Attributable to
   common shareholders           $8,489    $6,771   $16,498   $12,438
                               ========  ========  ========  ========

Loss from discontinued
 operations, net of tax            $(95)    $(680)  $(2,310)  $(1,719)
  Attributable to
   preferred shareholders           (14)     (105)     (345)     (266)
                               --------  --------  --------  --------
  Attributable to
   common shareholders             $(81)    $(575)  $(1,965)  $(1,453)
                               ========  ========  ========  ========

Net income                       $9,873    $7,326   $17,087   $12,997
 Attributable to
  preferred shareholders          1,465     1,130     2,554     2,012
                               --------  --------  --------  --------
 Attributable to
  common shareholders            $8,408    $6,196   $14,533   $10,985
                               ========  ========  ========  ========


                             RESCARE, INC.
              Unaudited Financial Highlights (continued)
                            (In thousands)

                                                   June 30,  Dec. 31,
                                                     2006      2005
                                                   --------  --------
Balance Sheet Data:
ASSETS
Cash and cash equivalents                            $3,046    $9,894
Short-term investments                                 --      27,650
Accounts receivable, net                            188,983   160,821
Other current assets                                 39,783    33,435
                                                   --------  --------
 Total current assets                               231,812   231,800
Property and equipment, net                          74,203    74,175
Goodwill                                            349,593   281,016
Other assets                                         43,378    24,111
                                                   --------  --------
                                                   $698,986  $611,102
                                                   ========  ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities                                $117,206  $108,414
Other long-term liabilities                          51,179    48,106
Long-term debt                                      202,618   152,584
Shareholders' equity                                327,983   301,998
                                                   --------  --------
                                                   $698,986  $611,102
                                                   ========  ========

                                                    Six Months Ended
                                                        June 30,
                                                     2006      2005
                                                   --------  --------
Cash Flow Data:
Net income                                          $17,087   $12,997
Adjustments to reconcile net income
 to cash provided by operating activities:
  Depreciation and amortization                       8,255     6,737
  Amortization of discount and deferred charges         467       651
  Provision for losses on accounts receivable         2,909     2,321
  Share-based compensation                              691      --
  Changes in operating assets and liabilities       (24,916)    1,514
                                                   --------  --------
     Cash provided by operating activities            4,493    24,220
                                                   --------  --------
Cash flows from investing activities:
 Net redemptions of short-term investments           27,650       835
 Purchases of property and equipment                 (8,029)   (5,454)
 Acquisitions of businesses                         (89,154)  (28,681)
                                                   --------  --------
     Cash used in investing activities              (69,533)  (33,300)
                                                   --------  --------
Cash flows from financing activities:
 Net borrowings of long-term debt                    48,097      (245)
 Proceeds from sale and leaseback transactions        2,651      --
 Debt issuance costs                                   (408)     --
 Excess tax benefits from share-based compensation    2,063       821
 Proceeds received from exercise of stock options     5,789     3,584
                                                   --------  --------
     Cash provided by financing activities           58,192     4,160
                                                   --------  --------
 Decrease in cash and cash equivalents              $(6,848)  $(4,920)
                                                   ========  ========

    CONTACT: ResCare, Inc.
             Ross Davison, 502-394-2123